Exhibit 10.1

DIGITAL REALTY TRUST, INC.

TERMINATION AND CONSULTING AGREEMENT

This Termination and Consulting Agreement (this “Agreement”) is made and entered into as of May 20, 2005 by and between Digital Realty Trust, Inc., a Maryland corporation and Digital Realty Trust, LP, a Maryland limited partnership and the operating subsidiary of Digital Realty Trust, Inc. (together, the “Company”), and John O. Wilson (“Consultant” and, together with the Company, the “Parties”).

RECITALS

WHEREAS, Consultant currently serves as the Executive Vice President, Technology Infrastructure for the Company pursuant to the terms of that certain employment letter agreement, dated July 31, 2004 between Consultant and the Company (the “Employment Agreement”);

WHEREAS, Consultant has been granted an option (the “Option”) to purchase 50,000 shares of Common Stock of the Company pursuant to the terms of that certain Option Agreement, dated December 16, 2004 between the Company and Consultant (the “Option Agreement”); and

WHEREAS, the Consultant and the Company have agreed that Consultant will terminate his employment with the Company but continue to serve as an unpaid consultant to the Company, as further set forth below.

AGREEMENT

In consideration of the foregoing and mutual promises contained herein, the parties agree as follows:

1. TERMINATION OF EMPLOYMENT.

(a) Consultant as of the close of business on the date hereof, notwithstanding the thirty (30) day notice requirement set forth in Section 6 of the Employment Agreement that each of the Parties hereby waives in full, (i) Consultant’s employment with the Company shall be terminated (ii) Consultant hereby resigns all other positions that he holds as an officer of the Company and all subsidiaries of the Company and (iii) the Employment Agreement shall be terminated in full; provided however Sections 8 and 12 of the Employment Agreement shall survive the termination thereof.

(b) For purposes of Section 7 of the Employment Agreement, Consultant’s employment shall be deemed to have terminated by Consultant and Consultant hereby waives any and all right to any severance or other payments, accelerated vesting of Consultant’s stock options and other equity based awards and all other rights under Section 7 of the Employment Agreement.

(c) Consultant hereby represents that he returned all Company property and materials in accordance with Section 8 of the Employment Agreement; provided however, Consultant shall be entitled to keep his laptop computer (but not the Company information contained thereon, which Consultant hereby represents has been returned to the Company and/or deleted, as appropriate) and mobile telephone. Notwithstanding the foregoing, Consultant shall be entitled to retain such information on the laptop computer as may be necessary to perform the Services (as defined below).

(d) Company and Consultant hereby agree that, as of the date hereof, the Option shall become vested and exercisable with respect to 25% of the shares subject thereto (i.e., 12,500 shares of Common Stock of the Company), subject to the terms and conditions of the Option Agreement (including without limitation Section 3(e) thereof). The terms of the Option Agreement shall otherwise remain in full force and effect.

(e) Consultant agrees to execute any termination forms, participate in an exit interview and otherwise comply with the Company’s standard procedures in connection with the termination of an employee. Consultant will be paid all amounts due for employment to date on the date hereof and all other amounts required by applicable law. Consultant may elect to continue coverage under the Company’s medical/dental plan at his own expense in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

2. RELEASE OF CLAIMS.

(a) Consultant, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and employee benefit plans in which Consultant is or has been a participant by virtue of his employment with the Company, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Consultant has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Consultant’s employment by the Company or the separation thereof, and any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act (the “OWBPA”), the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, and similar state or local statutes, ordinances, and regulations.

(b) The Company, on behalf of itself and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities hereby agrees to release and forever discharge Consultant and his executors, heirs, administrators, representatives and assigns from any and all Claims the Company has or may have had against Consultant based on any events or circumstances arising or occurring on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Consultant’s employment by the Company or the separation thereof.

(c) THE COMPANY AND CONSULTANT HEREBY ACKNOWLEDGE THAT EACH HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, THE COMPANY AND CONSULTANT HEREBY EXPRESSLY WAIVE ANY RIGHTS EACH MAY HAVE THEREUNDER AGAINST THE OTHER PARTY, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(d) IN ACCORDANCE WITH THE OWBPA, THE CONSULTANT IS HEREBY ADVISED AS FOLLOWS:

(i)	HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT;

(ii)	HE HAS FORTY-FIVE (45) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(iii)	HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

3. CONSULTING RELATIONSHIP. During the term of this Agreement, Consultant will provide consulting services (the “Services”) to the Company as described on Exhibit A attached to this Agreement. Consultant shall use Consultant’s reasonable efforts to perform the Services in a manner satisfactory to the Company.

4. FEES. Other than the acceleration of vesting set forth Section 1(d) above, and the other rights granted to Consultant under this Agreement, Consultant shall not be paid a fee in connection with the performance of the Services.

5. EXPENSES. Consultant shall not be authorized to incur on behalf of the Company any expenses, without the prior written consent of the Company’s Chief Executive Officer. As a condition to receipt of reimbursement for any expenses so consented to, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was expended and related to Services provided under this Agreement.

6. CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT. Consultant agrees that during the term of this Agreement and thereafter, Consultant will not directly or indirectly disclose or appropriate to his own use, or the use of any third party, any trade secret or confidential information concerning the Company, its subsidiaries or affiliates (collectively, the “Company Group”) or their businesses, whether or not developed by Consultant, except as it is required in connection with Consultant’s services rendered for the Company, and will maintain in strict confidence the projects in which any member of the Company Group is involved or contemplating.

7. CONFLICTING OBLIGATIONS. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any provision of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting Agreement during the term of this Agreement.

8. TERM AND TERMINATION.

(a) This Agreement will commence on the date first above written and will continue until the date that is one year from the date hereof, unless extended by mutual agreement of the Parties; provided however, either Party may terminate this agreement on thirty (30) days prior notice to the other Party.

(b) Upon such termination, all rights and duties of the parties toward each other shall cease except Sections 1, 2, 6, 11 and 12 shall survive termination of this Agreement.

(c) Termination of this Agreement by the Company shall not affect either Parties’ rights or obligations under the Confidential Information and Invention Assignment Agreement.

9. ASSIGNMENT. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company.

10. INDEPENDENT CONTRACTOR. Consultant’s relationship with the Company will be that of an independent contractor and not that of an employee. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from payments made to Consultant for taxes, all of which will be Consultant’s responsibility. Consultant agrees to indemnify and hold the Company harmless from any liability for, or assessment of, any such taxes imposed on the Company by relevant taxing authorities. Consultant will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

11. ARBITRATION AND EQUITABLE RELIEF.

(a) Arbitration. Except as provided in Section 11(b) below, the Company and Consultant agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in accordance Section 12 of the Employment Agreement.

(b) Equitable Relief. Consultant agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in this Agreement. Accordingly, Consultant agrees that if Consultant breaches this Agreement, the Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuances of such injunction and to the ordering of such specific performance.

12. MISCELLANEOUS.

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Parties.

(b) Entire Agreement. This Agreement, including the Exhibit(s) hereto, constitutes the entire agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth on the signature page hereto (or if no address is given for Consultant, to the home address of the Consultant as currently on file with the Company), or as subsequently modified by written notice.

(d) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to its principles of conflict of laws.

(e) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(g) Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO

SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

(h) Non-Disparagement; Non-Solicitation. During the term of this Agreement and for two (2) years immediately following termination of this Agreement, Consultant agrees to refrain from any disparagement, criticism, defamation, slander of the Company and its employees, directors or principal stockholders or tortious interference with the contracts and relationships of the Company. The Company shall use its reasonable efforts to cause its officers, directors and principal stockholders, in each case which are acting with authority from the Company, to refrain from any disparagement, criticism, defamation, slander of Consultant. During the term of this Agreement and for the six (6) month period thereafter, Consultant shall not solicit for employment with any other business or entity any of the employees or officers of the Company or its affiliates.

(i) Litigation Cooperation. Consultant agrees to give reasonable cooperation, at the Company’s request, in any pending or future litigation or arbitration brought against the Company and in any investigation the Company may conduct. The Company agrees to reimburse Consultant for his reasonable expenses incurred in connection with such cooperation within thirty (30) days after receipt of an invoice from Consultant setting forth in reasonable detail such expenses.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written first above.

COSULTANT:	COMPANY:

/s/ John O. Wilson John O. Wilson	Digital Realty Trust, Inc., a Maryland corporation

Address For Notices:	By:	/s/ A. William Stein
Name:
Title:

Digital Realty, L.P., a Maryland limited partnership

By: Digital Realty Trust, Inc.
Its: General Partner

	By:	/s/ A. William Stein
Name:
Title:

If Prior to June 1, 2005:

Digital Realty Trust, Inc. 200 Paul Avenue, Suite 501 San Francisco, CA 94124 Facsimile: (415) 715-2820 Attention: General Counsel

If on or After June 1, 2005:

Digital Realty Trust, Inc. 560 Mission Street, Suite 2900 San Francisco, CA 94105 Facsimile: (415) 738-6521 Attention: General Counsel

Exhibit A to Consulting Agreement

I.	Services to be Performed:

Consultant will render to the Company the following Services:

Consultant shall perform services similar to those performed during the course of his employment with the Company or such other services as Consultant and the Company may agree, at such times and in such amount as the Company and Consultant may reasonably agree.